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                                                              EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is between PRODUCTION RESOURCE GROUP, L.L.C., a Delaware Limited Liability Company with its principal place of business at 4170 West Harmon Avenue, Las Vegas, Nevada (hereinafter referred to as the "Company") and Jeremiah J. Harris, residing at 8189 Pinnacle Peak Avenue, Las Vegas, Nevada 89113 (hereinafter referred to as the "Employee").

                                    RECITALS

     1. The Company has been formed to engage in business as an integrated provider of goods and services in a variety of related markets, including production management, theatrical rental, scenery, rigging, supply of physical production elements (including lighting, scenery, sound and costumes), promotion, themed attractions, Broadway and touring shows, special events and exhibits and film and television production (such activities are hereinafter collectively referred to as the ("PRG Business").

     2. The Employee has special knowledge and expertise and unique and extraordinary skills which will be of benefit to the Company's business and the Employee is a direct or indirect owner of the Company.

     3.   The Company wishes to employ the Employee.

     NOW, THEREFORE in consideration of the mutual and dependent promises hereinafter set forth, the parties, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I
                               Employment and Term

     1.1 Employment. The Company hereby agrees to employ the Employee and the Employee hereby accepts employment under the terms and conditions set forth in this Agreement. Employee shall have such title or titles as the Managers of the Company may provide.

     1.2 Effective Date. This Agreement shall take effect as of January 1, 1996 (such date is referred to as the "Effective Date").

     1.3 Term. This Agreement is effective from the Effective Date and shall run for a period of 3 years therefrom (the "Initial Term"). Subject to Section 7.1 hereof, the term of this Agreement shall automatically thereafter be extended for successive one (1) year terms on the same terms and conditions unless either party gives at least thirty (30) days prior written notice that the Agreement will not be renewed (the Initial Term and any and all such extended terms are



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hereinafter collectively referred to as the "Term").

                                   ARTICLE II
                                  Compensation

     2.1 Base Salary. For each 12 month period during the Term of this Agreement, the Employee shall be paid an annual base salary of Three Hundred Fifty Thousand ($350,000) Dollars in a manner consistent with the usual pay practices of the Company.

     2.2 Bonus. The Employee shall be eligible for a bonus in accordance with the customary practice of the Company. The payment of bonuses will be based on the performance of the Company and or the performance of the Employee or the division(s) of the Company for which the Employee performs services, and shall be solely within the discretion of the Company.

     2.3 Incentive Compensation Arrangements. Employee shall be eligible to participate in such incentive compensation and similar arrangements as may be established by the Company from time to time.

     2.4 Automobile. The Company shall reimburse the Employee for the lease of an automobile for the Employee's use during the Term of this Agreement comparable to that currently driven by Employee. The Company shall reimburse the Employee for all reasonable automobile expenses including, but not limited to, gasoline, insurance and repairs.

     2.5 Benefits. The Company shall during the Term provide the Employee with such standard benefits as are generally provided by the Company to other full-time senior executives of the Company, including but not limited to pension, health, dental, life and disability insurance.

                                   ARTICLE III
                                     Duties

     3.1 General Duties. During the Term, the Company shall employ Employee, and Employee agrees to serve as a key Employee of the Company in such capacity as may be determined by the Managers of the Company. Employee shall have responsibility for such duties as are assigned by the Company's Managers, officers or their delegatees. During the Term, Employee shall devote substantially all of his working time, attention and skill to the business affairs of the Company. Employee shall report to the Company's Managers or such person as the Managers may designate.

     3.2 Insurance. In addition to any life insurance provided by the Company to the Employee, the Company may, at its discretion and at any time after the execution of this Agreement, apply for and procure, as owner and for its own benefit, insurance on the life of the Employee, in such amounts and in such form of forms as the Company may choose. Unless otherwise agreed, the Employee shall have no interest whatsoever in any such policy or policies, but shall, at the request of the Company, subject himself to such medical examinations, supply such



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information and execute such documents as may be required by the insurance company or companies to which it has applied for such insurance.

                                   ARTICLE IV

                            Confidential Information

     4.1 Confidential and Proprietary Information. Employee acknowledges that the Company possesses or will come into possession of information that has been created, discovered, developed, acquired or otherwise become known to the Company (including, without limitation, information that is created, discovered, developed, acquired or made known by Employee in the course of his employment) and in which the Company has rights of indeterminable commercial value (all of the aforementioned information is hereinafter collectively referred to as "Proprietary Information"). By way of illustration, Proprietary Information includes, but is not limited to, trade secrets, processes, formulas, data and know-how, marketing plans, strategies, forecasts, market information, contacts, customer lists, business plans, financial information, and all information collected from the Company's clients and customers. Employee further acknowledges that Proprietary Information is in part set forth in the Company's manuals, memoranda, drawings and designs, specifications, accounting and sales records, and other documents and records of the Company whether or not otherwise identified as "Proprietary," some of which documents may be actually prepared in full or in part by Employee. Proprietary Information shall exclude information that has become public, except (i) when and to the extent that such public information, when applied to or combined with other information, is non-public and proprietary; or (ii) where such information became public through its disclosure by Employee. Employer acknowledges that the definition of Proprietary Information is not intended to prevent Employee from practicing the skill of his calling provided that such exercise does not utilize any trade secrets of Employer.

     4.2 Non-Disclosure. Employee acknowledges that all Proprietary Information shall be the sole property of the Company and its successors and assigns. At all times, both during the course of employment by the Company and after Employee ceases to be employed by the Company, whether such cessation of employment shall be for any reason or for no reason, with or without cause, voluntary or involuntary, or by termination, resignation, disability, retirement or otherwise, Employee agrees to keep in confidence and trust all Proprietary Information, and not to use, disclose, disseminate, publish, copy, or otherwise make available, directly or indirectly, any Proprietary Information except as expressly authorized in writing by the Company, provided Employee shall be relieved of his obligation of nondisclosure hereunder if Proprietary Information is required to be disclosed by any applicable judgment, order or decree of any court or governmental body or agency having jurisdiction or by any law, rule or regulation, provided that in connection with any such disclosure, Employee shall give the Company reasonable prior written notice of the disclosure of such information pursuant to this exception and shall obtain, to the maximum extent possible, confidential treatment for such information by any authority requiring delivery of such information.


     4.3 Return of Proprietary Information. Employee agrees that when he ceases to be


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employed by the Company, whether such cessation of employment shall be for any reason or for no reason, with or without cause, voluntary or involuntary, or by termination, resignation, disability, retirement or otherwise, Employee shall
(i) deliver to the Company all documents and data of any nature owned by the Company pertaining either to the Proprietary Information or to Employee's work with the Company (ii) abstain from taking or removing any documents, data or information, or any reproduction thereof, containing or pertaining to the Proprietary Information or to Employee's work for the Company.

     4.4 Disclosure and Assignment of Information. Employee agrees promptly to disclose to the Company all information pertaining to the Company's business and collected or learned by Employee, either alone or jointly with others, in the course of his employment with the Company. In addition, Employee hereby assigns to the Company any rights that he may have or acquire in the information referred to in this subsection, and promises that during the duration of his employment with the Company and thereafter, he will assist the Company in the enforcement and protection of the Proprietary Information. The Company shall promptly reimburse Employee for any reasonable expenses incurred in complying with the provisions of this Section 4.4.

     4.5 Innovations and Improvements. Employee agrees that all inventions, innovations or improvements in the Company's method of conducting its business conceived by him during his employment with the Company, belong to the Company. Employee will promptly disclose such inventions, innovations or improvements to the Company, and perform all actions reasonably requested by the Company to establish and confirm such ownership. Any such actions required to be performed by Employee shall be at the expense of the Company. Without limiting the foregoing, Employee agrees that

     (a) It is the intention of the parties hereto that all rights, including without limitation copyright, in any product, software (including source code, object code, models and algorithms) reports, surveys, marketing, promotional and collateral materials prepared by Employee pursuant to the terms of this Agreement, or otherwise for Company (hereinafter the "Work") vest in Company. The parties expressly acknowledge that the Work was specially ordered or commissioned by Company, and further agree that it shall be considered a "Work Made for Hire" within the meaning of the patent and copyright laws of the United States and that Company is entitled, as author, to the copyright and all other rights therein, throughout the world, including, but not limited to, the right to make such changes therein and such uses thereof, as it may determine in its sole and absolute discretion.

     (b) If for any reason the Work is not considered a work made for hire under the copyright law, then Employee grants and assigns to Company, its successors and assigns, all of his rights, title, and interest in and to the Work, including, but not limited to, the patent or copyright therein throughout the world (and any renewal, extension or reversion copyright now or hereafter provided), and all other rights therein of any nature whatsoever, whether now known or hereafter devised, including, but not limited to the right to make such changes therein, and such uses thereof, as Company may determine in its sole and absolute discretion.


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                                    ARTICLE V

                                   Competition

     5.1 Noncompetition Covenant. Employee covenants and agrees with the Company that during the "Noncompete Term" as hereinafter defined he will not in any geographic area in which the Company does business or makes sales during the Term engage in any of the following activities: (i) either directly or indirectly, solely or jointly with any person or persons, as an employee, consultant, or advisor (whether or not engaged in business for profit) or as an individual proprietor, owner, partner, shareholder, director, officer, joint venturer, investor, lender or in any other capacity, compete with the Company in, or engage in, the themed entertainment business including, without limitation, the business of production management, theatrical rental, scenery, rigging, supply of physical product elements, theatrical equipment business or design and build business, the theatrical equipment software business, or any other business which directly competes with any other business conducted by the Company or any of its affiliates or any other business if the Company or such affiliate took substantial steps in anticipation of commencing such business prior to the termination of the Employee and the Employee was aware of such steps, provided Employee may own up to one percent (1%) of the stock of any publicly traded company which may be engaged in such business; (ii) request or advise any past or present customer or customer prospect of the Company to withdraw, curtail or cancel its business with the Company; (iii) sell any products which compete with any Company products to any customer who has purchased goods from the Company in the one year period prior to the commencement of the Noncompete Term; or (iv) directly or indirectly recruit or hire or attempt to recruit or hire any employee of the Company or assist any person or persons in recruiting or hiring any employee of the Company or any person who was an employee of the Company in the one year period prior to the commencement of the Noncompete Term.

     5.2 Noncompete Term. The "Noncompete Term" shall commence on the Effective date and end on the later of (a) the time period following expiration or termination of the Employee's employment for which the Employee is entitled to any compensation or payments under this Agreement or (b) one year following expiration or termination of Employee's employment with the Company. Upon the termination of this Agreement pursuant to Section 7.1 or 7.2 hereof, the Company shall have the option of paying or continuing to pay severance at 50% of Employee's base salary as of the effective date of termination as consideration for any portion of the one year following termination in which the Employee is not otherwise entitled to compensation or payments under this Agreement as further consideration for the noncompetition agreement contained herein. If not earlier terminated, the Noncompete Term will terminate, after ten days written notice and an opportunity to cure upon a material breach of the Employer's obligations, if any, pursuant to any purchase note given in accordance with
Section 4.3 of the Owners' Agreement; provided, however, that Employer shall not be deemed in material breach of its obligatations if it has a good faith belief that Employee is in violation of Article IV or V hereof. Employee further agrees that, in addition to any other remedies, Employer may offset any amounts otherwise payable to Employee pursuant to this agreement or any other agreement between the parties on account of such breach.

     5.3 Blue Pencil Rule. The Employee and the Company desire that the provisions of this Article V be enforced to the fullest extent permissible under the laws and public policies applied in


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each jurisdiction in which enforcement is sought. The parties agree that
Employee is an owner of the Company and that the non-competition covenant is given in connection with the organization of a business granting the Employee substantial rights pursuant to a certain Owners Agreement being executed contemporaneously with this Agreement. The parties further agree that the non-competition agreement is accordingly given in connection with the sale of a business and should be enforced as such. If a court of competent jurisdiction, however, determines that any restrictions imposed on the Employee in this
Article V are unreasonable or unenforceable because of duration, geographic area or otherwise, the Employee and Company agree and intend that the court shall enforce this Article V to the maximum extent the court deems reasonable and that the court shall have the right to strike or change any provisions of this
Article V and substitute therefore different provisions to effect the intent of this Article V to the maximum extent possible.

                                   ARTICLE VI

                                 Indemnification

     6.1 Indemnification of Employee. The Company agrees to indemnify Employee in connection with the performance of his duties and obligations hereunder to the maximum extent permitted by applicable law. In addition, expenses of defense which may be indemnifiable under applicable law shall be paid by the Company in advance of the final disposition of a proceeding, provided Employee agrees to repay such amount if he is later found not entitled to be indemnified as authorized by applicable law. A condition to the Company's obligation of indemnification hereunder is that Employee provide the Company immediate written notice of any claim for which indemnification will be sought, stating the identity of the claimant, the nature and basis of the claim and the amount thereof, and copies of all notices and documents received by Employee in connection with the claim. Thereafter Employee, as a condition of the Company's obligation of indemnification, shall cooperate in the defense of the claim by the Company, and shall provide the Company with all additional information and copies of documents received by him, or otherwise in his possession, related to the claim. The Company will notify Employee of its election to assume the defense of a claim against Employee, in which event the Company will defend utilizing counsel of the Company's choice and at the Company's sole expense, and in the event the Company makes such election, Employee may also participate in the defense utilizing his own counsel at Employee's sole expense. In the event the Company does not elect to defend, the Company will advance Employee's reasonable expenses of counsel, subject to Employee's contingent obligation to repay such expenses as provided above. Employee will not independently consent to the settlement of any claim without the prior written consent of the Company, which will not be unreasonably withheld.

                                   ARTICLE VII

                                   Termination

     7.1 Events of Termination by Company.

     (a) Notwithstanding anything to the contrary set forth in Section 1.3, prior to the disability, retirement or death of the Employee, this Agreement may be terminated by the Company for cause, immediately after written notice has been given or sent (as defined in Section 8.7) to the Employee. A termination shall be deemed to be "for cause" if, in the sole and conclusive determination of the Company's Managers, the Employee either (i) materially breaches this



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agreement (and fails to cure within fifteen (15) days after notice) or (ii) the
Employee has committed acts which, in the sole discretion of two-thirds of the Managers of the Company are seriously detrimental to the best interests of the Company. In the event of such termination, the Employee shall receive no benefits under any severance plan of the Company and his benefits under any other plans and programs of the Company shall be as provided for under the terms of such plans and programs.

     (b) Notwithstanding anything to the contrary set forth in Section 1.3, the Company, acting only with the approval of its Managers, may terminate this Agreement at any time without cause, by giving or sending (pursuant to section 8.6) the Employee written notice at least forty-five (45) days prior to the termination date. In the event of termination without cause by the Company, the Company shall pay the Employee his regular salary and benefits for a period equal to the longer of (i) the period through the remainder of the Term or (ii) the sum of (x) six (6) months from the termination date and (y) one additional month for each year of service with the Company or a predecessor in entity up to a maximum of six additional months. This post employment severance shall be paid on a regular salary schedule for the termination benefit period.

     7.2 Termination by Employee. This Agreement may be terminated by the Employee by the Employee's giving or sending the Company ninety (90) days advance written notice. In such event, the Employee shall be paid his regular compensation through and including such termination date. If the Employee terminates his employment, he shall not be entitled to severance or similar payments.

     7.3 Termination of this Agreement. Notwithstanding anything to the contrary set forth elsewhere in this Agreement, including but not limited to Sections 1.3, 7.1 and 7.2, this Agreement and any payments being made or to be made in accordance with this Agreement shall terminate, with the exception of severance payments, upon the occurrence of any of the following events:

          (a) Cessation of active Company business unless the Company business is continued by a successor in interest to the Company;

          (b) The death of Employee, in which event the Employee shall receive his regular salary and benefits through and including the date of death;

          (c) A disabling event which, as determined in the judgment of the Managers of the Company, is likely to adversely affect the Employee's ability to carry out his responsibilities for a period of more than six months, in which case the Employee will receive no severance or similar payments but shall receive his regular salary and benefits during the lesser period of (a) six months or (b) the remainder of the Term;

          (d) The voluntary agreement of the parties who are bound by the terms of this Agreement at that time.

                                  ARTICLE VIII

                              Concluding Provisions

     8.1 Entire Agreement. This Agreement contains the entire understanding of the parties. There are no oral understandings, terms, or conditions, and no party has relied upon any


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representation, express or implied, not contained in this Agreement.

     8.2 Amendments. This Agreement may not be amended in any respect whatsoever, nor may any provision hereof be waived by any party, except by a further agreement, in writing, fully executed by each of the parties.

     8.3 Successors. This Agreement shall be binding upon and inure to the benefit of the parties and to their respective heirs, personal representatives, successors and assigns, executors and/or administrators, provided that Employee may not assign its rights hereunder (except by will or the laws of descent) without the prior written consent of the Company.

     8.4 Joint Effort. Preparation of this Agreement has been a joint effort of the parties, and the resulting document shall not be construed more severely against one of the parties than the other.

     8.5 Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.


     8.6 Notice. Any notice, demand, offer or other written instrument ("Notice") required or permitted to be given shall be in writing signed by the party giving such Notice and shall be hand delivered or sent, postage prepaid, by Certified or Registered Mail, Return Receipt Requested, to the parties at the addresses as set forth in this Agreement. Any Notice to be given to the estate of any deceased person all be addressed to the personal representative of such deceased person at his address as set forth in this Agreement. Any party shall have the right to change the place to which such Notice shall be sent or delivered by similar notice sent in like manner to all other parties hereto.

     8.7 Effective Date of Notice. The effective date of any offer, demand, notice or instrument shall be the date of delivery to the addressee.

     8.8 Counterparts. This Agreement may be executed in one or more copies, each of which shall be deemed an original. This agreement may be executed by facsimile signature and each party may fully rely upon facsimile execution; this agreement shall be fully enforceable against a party which has executed the agreement by facsimile.

     8.9 Partial Invalidity. The invalidity of one or more of the phrases, sentences, clauses, sections or Articles contained in this Agreement shall not affect the validity of the remaining portions so long as the material purposes of this Agreement can be determined and effectuated.

     8.10 Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Nevada.

     8.11 Resolution of Disputes

     (a) Subject to the provisions of Section 8.11(b), any dispute, difference or controversy arising under this Agreement regarding the payment of money shall be settled by arbitration. Any arbitration pursuant to this Section 8.11 shall be held before a panel of three arbitrators, one of which shall be selected by each of the Employee and the Company and the third of which shall be selected by the mutual election of such two arbitrators. Each party shall bear its own expenses for counsel and other out-of-pocket costs in connection with any resolution of a dispute, difference or


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controversy. Any arbitration shall take place in New York, New York or in Las
Vegas, Nevada at the election of the Company, or at such other location as the parties may agree upon, according to the American Arbitration Association's Commercial Arbitration Rules now in force and hereafter adopted. The parties agree that, in any arbitration the Members shall, to the maximum extent possible, have such rights as to the scope and manner of discovery as are permitted in the Federal Rules of Civil Procedure and consent to the entry of any order of any court of competent jurisdiction necessary to enforce such discovery. The arbitrators shall make their award in accordance with and based upon all the provisions of this Agreement and judgment upon any award rendered by the arbitrators shall be entered in any court having jurisdiction thereof. The fees and disbursements of such arbitrators shall be borne equally by the parties, with each party bearing its own expenses for counsel and other out-of-pocket costs. The arbitrators are specifically authorized to award costs and attorney's fees to the party prevailing in the arbitration and shall do so in any case in which they believe the arbitration was not commenced in good faith.

     (b) The parties acknowledge that in the case of disputes regarding matters other than the payment of money, damages may be insufficient to remedy a breach of this Agreement and that irreparable harm will result from a breach of this Agreement. Accordingly, the parties consent to the award of preliminary and permanent injunctive relief and specific performance to remedy any breach of this Agreement, regarding disputes other than the payment of money, without limiting any other rights or remedies to which the parties may be entitled under law or equity.

     8.12 Genders. Any reference to the masculine gender shall be deemed to include feminine and neuter genders, and vice versa, and any reference to the singular shall include the plural, and vice versa, unless the context otherwise requires.

     8.13 Initialing. Each page which contains handwritten or typewritten changes and each exhibit which is not attached to this Agreement shall be initialed or signed by each party.

     8.14 No Conflicts. The parties represent and warrant that the terms of this agreement will not at the Closing violate any existing agreements with other parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the first day of January, 1996.



                                          PRODUCTION RESOURCE GROUP, L.L.C.


                                          --------------------------------------
                                          By:
                                          Name:
                                          Title


                                          --------------------------------------
                                          Jeremiah J. Harris